Exhibit 99.2

Arcadia Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,120	$4,242
Short-term investments	4,765	—
Accounts receivable and other receivables, net of allowance for credit losses of $559 and $0 as of September 30, 2025 and December 31, 2024, respectively	831	1,175
Inventories	1,457	904
Note receivable — current, net of allowance for credit losses (Note 7)	—	1,894
Prepaid expenses and other current assets	214	931
Current assets of discontinued operations — GoodWheat	—	96
Total current assets	8,387	9,242
Property and equipment, net	10	41
Right of use asset	—	137
Intangible assets, net	39	39
Note receivable — noncurrent, net of allowance for credit losses (Note 7)	—	3,966
Other noncurrent assets	148	92
Total assets	$8,584	$13,517
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$2,015	$2,108
Amounts due to related parties	—	30
Operating lease liability — current	—	155
Other current liabilities	270	270
Total current liabilities	2,285	2,563
Common stock warrant and option liabilities	856	2,731
Other noncurrent liabilities	—	2,000
Total liabilities	3,141	7,294
Commitments and contingencies (Note 14)
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 1,367,429 and 1,364,940 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	65	65
Additional paid-in capital	285,259	285,036
Accumulated deficit	(279,881)	(278,878)
Total stockholders' equity	5,443	6,223
Total liabilities and stockholders’ equity	$8,584	$13,517

Arcadia Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(In thousands, except share data and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Product	$1,302	$1,537	$3,957	$3,829
Total revenues	1,302	1,537	3,957	3,829
Operating expenses (income):
Cost of revenues	884	1,032	2,389	2,136
Research and development	—	24	9	40
Gain on sale of intangible assets	—	—	(750)	(4,000)
Impairment of property and equipment	—	—	—	36
Change in fair value of contingent consideration	—	—	(2,000)	—
Selling, general and administrative	1,570	2,241	5,434	6,986
Total operating expenses	2,454	3,297	5,082	5,198
Loss from operations	(1,152)	(1,760)	(1,125)	(1,369)
Interest income	7	233	222	428
Credit loss	(257)	—	(4,745)	—
Other income	1,698	15	2,770	168
Change in fair value of common stock warrant and option liabilities	560	330	1,875	493
Net income (loss) from continuing operations	856	(1,182)	(1,003)	(280)
Net loss from discontinued operations	—	(430)	—	(2,694)
Net income (loss) attributable to common stockholders	$856	$(1,612)	$(1,003)	$(2,974)
Net income (loss) per share attributable to common stockholders:
Basic from continuing operations	$0.63	$(0.87)	$(0.73)	$(0.21)
Basic from discontinued operations	$—	$(0.32)	$—	$(1.98)
Net income (loss) per basic share attributable to common stockholders	$0.63	$(1.18)	$(0.73)	$(2.18)
Diluted from continuing operations	$0.62	$(0.87)	$(0.73)	$(0.21)
Diluted from discontinued operations	$-	$(0.32)	$-	$(1.98)
Net income (loss) per diluted share attributable to common stockholders	$0.62	$(1.18)	$(0.73)	$(2.18)
Weighted-average number of shares used in per share calculations:
Basic	1,367,192	1,363,753	1,366,768	1,362,754
Diluted	1,371,879	1,363,753	1,366,768	1,362,754
Other comprehensive income, net of tax
Unrealized gains on available-for-sale securities	$—	$36	$—	$117
Reclassification adjustment for gains on available-for-sale securities included in net income (loss)	—	—	—	(111)
Change in unrealized gains on available-for-sale securities	$—	$36	$-	$6
Comprehensive income (loss)	$856	$(1,576)	$(1,003)	$(2,968)

Arcadia Biosciences, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,003)	$(2,974)
Adjustments to reconcile net loss to cash used in operating activities:
Change in fair value of common stock warrant and option liabilities	(1,875)	(493)
Change in fair value of contingent consideration	(2,000)	—
Depreciation	30	92
Lease amortization	122	502
Amortization of note receivable	(69)	(90)
Gain on disposal of property and equipment	—	(65)
Gain on sale of RS durum wheat trait	(750)	(4,000)
Gain on receipt of Above Food Ingredients, Inc. common stock	(1,067)	—
Unrealized gain subsequent to receipt of Above Food Ingredients, Inc. common stock	(1,698)	—
Stock-based compensation	217	395
Credit loss	4,745	—
Write-down of inventories	—	154
Impairment of property and equipment	—	36
Changes in operating assets and liabilities:	—	—
Accounts receivable and other receivables	(241)	(445)
Inventories	(552)	620
Prepaid expenses and other current assets	717	287
Other noncurrent assets	(56)	—
Accounts payable and accrued expenses	(172)	(719)
Amounts due to related parties	(30)	(29)
Other current liabilities	(57)	(11)
Operating lease liabilities	(139)	(678)
Net cash used in operating activities	(3,878)	(7,418)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of intangible assets	750	—
Proceeds from sale of property and equipment	—	342
Proceeds from sale of investments	—	2,501
Proceeds from sale of RS durum wheat trait	—	4,000
Cash paid related to sale of GoodWheat	—	(2,000)
Purchases of property and equipment	—	(16)
Net cash provided by investing activities	750	4,827
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from ESPP purchases	6	9
Net cash provided by financing activities	6	9
Net decrease in cash and cash equivalents	(3,122)	(2,582)
Cash and cash equivalents — beginning of period	4,242	6,518
Cash and cash equivalents — end of period	$1,120	$3,936
NONCASH INVESTING AND FINANCING ACTIVITIES:
Right of use assets obtained in exchange for new operating lease liabilities	$—	$86
Fair value of Above Food Ingredients, Inc. common stock received	$3,067	$—

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